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                                                                     EXHIBIT 21


LIST OF SUBSIDIARIES OF CONCORD CAMERA CORP. (1)


                                                     Jurisdiction of
                                                    Incorporation or
                    Name of Subsidiary                Organization
                    ------------------              ----------------

Concord-Keystone Sales Corp.                           New Jersey

Concord Camera Illinois Corp.(2)                        Illinois

Concord Camera GmbH(3)                                   Germany

Concord Camera France S.A.R.L.                           France

Concord Camera HK Limited(4)                            Hong Kong

Concord Camera (Europe) Limited                          England

Goldline (Europe) Limited                                England

Concord Camera K.K. (Japan)                               Japan

Concord Camera (Shenzhen) Company Ltd.                     PRC

Jenimage UK Ltd.                                         England




----------------
(1) As of October 1, 2004, all subsidiaries are wholly owned (directly or indirectly).
(2) Canada: d/b/a Concord Camera Canada.
(3) Jenimage Europe GmbH and Peter Bauser GmbH were merged into Concord Camera GmbH.
(4) Peoples Republic of China: d/b/a Concord Henggang Electronics Factory.